UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2012

MADISON COUNTY FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-181070	46-0658311
(State or Other Jurisdiction Identification No.)	(Commission File No.)	(I.R.S. Employer of Incorporation)

111 West Third Street, Madison, Nebraska	68748
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (402) 454-6511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On August 10, 2012, Madison County Financial, Inc. (the “Company”), Madison County Holding Company, MHC, a federally chartered mutual holding company, Madison County Financial Corporation, a federally chartered Mid-Tier holding company and Madison County Bank, a federally chartered savings bank (collectively, the “Primary Parties”) entered into an Agency Agreement with Keefe, Bruyette & Woods, Inc. (“KBW”), who will assist in the marketing of and will act as financial advisor during the Company’s stock offering.  For these services, KBW will receive a management fee of $50,000, payable in four consecutive monthly installments commencing in February 2012, and a success fee of 1.25% of the aggregate dollar amount of the common stock sold in the subscription offering excluding shares purchased by our directors, officers and employees and members of their immediate families, our employee stock ownership plan and our tax-qualified or stock-based compensation or similar plans (except individual retirement accounts), and a 2.00% success fee paid on any shares sold in the direct community offering, in each case if the conversion is consummated.

In the event that KBW sells common stock through a group of broker-dealers in a syndicated community offering, KBW will receive a management fee not to exceed 6.00% of the aggregate dollar amount of the common stock sold in the syndicated community offering. This fee will be in addition to the fee earned by KBW in connection with the subscription and community offerings set forth above.  Of this amount, KBW will pass on to selected broker-dealers, who assist in the syndicated community offering, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment.

The Company will also reimburse KBW for its reasonable out-of-pocket expenses associated with its marketing effort, including legal fees to be paid to KBW’s counsel, not to exceed $90,000.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-181070) filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated August 10, 2012.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by references to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

1.1
Agency Agreement dated August 10, 2012, by and among Madison County Financial, Inc., Madison County Holding Company, MHC, Madison County Financial Corporation and Madison County Bank and Keefe, Bruyette & Woods, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MADISON COUNTY FINANCIAL, INC.

DATE: August 16, 2012	By:	/s/ David J. Warnemunde
David J. Warnemunde
President and Chief Executive Officer